Exhibit 99.1

JOINT FILING AGREEMENT

May 1, 2014

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of Paycom Software, Inc., and that this Agreement be included as an Exhibit to such joint filing. Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

ERNEST GROUP, INC.

By:	/s/ Chad Richison
	Name:	Chad Richison
	Title:	Director

THE RUBY GROUP, INC.

By:	/s/ Chad Richison
	Name:	Chad Richison
	Title:	Director

CHAD RICHISON

/s/ Chad Richison

SR-EGI, INC.

By:	/s/ Shannon Rowe
	Name:	Shannon Rowe
	Title:	Director

SHANNON ROWE

/s/ Shannon Rowe

WK-EGI, INC.

By:	/s/ William X. Kerber, III
	Name:	William X. Kerber, III
	Title:	Director

WILLIAM X. KERBER, III

/s/ William X. Kerber, III

JEFFREY D. YORK

/s/ Jeffrey D. York

Signature Page to Joint Filing Agreement

ELK II 2012 DESCENDANTS’ TRUST U/A DATED DECEMBER 26, 2012

By:	/s/ Steven S. Elbaum
	Name:	Steven S. Elbaum
	Title:	Trustee

SLY II 2012 DESCENDANTS’ TRUST U/A DATED DECEMBER 26, 2012

By:	/s/ Steven S. Elbaum
	Name:	Steven S. Elbaum
	Title:	Trustee

LENOX CAPITAL GROUP, LLC

By:	/s/ Robert J. Levenson
	Name:	Robert J. Levenson
	Title:	Managing Member

ROBERT J. LEVENSON

/s/ Robert J. Levenson

Signature Page to Joint Filing Agreement